Contact:	Timothy M. Doyle Executive Managing Director, CFO 858.551.0511

FOR IMMEDIATE RELEASE

IMPERIAL CAPITAL BANCORP, INC. ANNOUNCES
ANNUAL MEETING OF SHAREHOLDERS

La Jolla, California (June 9, 2008) --- Imperial Capital Bancorp, Inc. (NYSE:IMP) announced today that its Annual Meeting of Shareholders will take place at 2:00 p.m. PDT, on August 6, 2008, at the Loews Coronado Bay Resort located at 4000 Coronado Bay Road, Coronado, California 92118.  The voting record date shall be June 20, 2008.

Imperial Capital Bancorp, Inc. is a publicly traded diversified bank holding company specializing in commercial real estate lending on a national basis and is headquartered in San Diego, California. The Company conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has nine retail branch locations and 19 loan origination offices serving the Western United States, the Southeast, the Mid-Atlantic States, the Ohio Valley, the Metro New York area and New England.

For additional information, contact Timothy M. Doyle, Executive Managing Director and Chief Financial Officer, at (858) 551-0511.

www.imperialcapitalbancorp.com